UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2009

Date of Report (Date of earliest event reported)

Emergency Filtration Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

452 E Silverado Ranch Blvd., #1, Las Vegas, NV	89183-6207
(Address of principal executive offices)	(Zip Code)

(212) 877-2371

Registrant's telephone number, including area code

Item 4.01 Changes in Registrant’s Certifying Accountant

On January 22, 2009, Piercy Bowler Taylor & Kern, Certified Public Accountants (“PBTK”) resigned as the Company’s independent registered public accountants.  PBTK has not issued audit reports on financial statements of the Company for the years ended December 31, 2008 or 2007, or quarterly reviews of interim financial statements for the periods ended March 31, 2006 (restated), 2007 and 2008, June 30, 2006 (restated), 2007 and 2008 and September 30, 2006 (restated), 2007 and 2008, because the Company has been unable to obtain funds to pay them to complete their audits or reviews.  PBTK’s audit report on the financial statements of the Company for the year ended December 31, 2006, did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the report included an explanatory paragraph regarding PBTK’s substantial doubt about the Company’s ability to continue as a going concern. The Company's sole member of the Board of Directors accepted the resignation of PBTK.

During the Company's two most recent fiscal years and through January 22, 2009, there were no disagreements with PBTK on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements, if not resolved to the satisfaction of PBTK would have caused PBTK to make reference to the subject matter of such disagreements in their reports.

During the two most recent fiscal years and through January 22, 2009, there have been no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K).

The Company has requested that PBTK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PBTK agrees with the above statements.  A copy of such letter dated January 23, 2009 is attached as an exhibit to this Report on Form 8-K.

At this time, the Company does not have adequate funds to retain an auditor.

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company has received and accepted resignations from directors William Rueckert (October 24, 2008), David Bloom (October 28, 2008) and Raymond Yuan (December 26, 2008).  All three directors resigned to pursue other projects.  At this time, Douglas Heath is the Company’s sole director.  The Company has also received and accepted the resignations of its Chief Financial Officer, Steve Hanni (November 20, 2008), and its Chief Executive Officer, Phillip Dascher (December 26, 2008). The Company intends to seek other directors and officers if it has funds available to continue operations but does not know when or if it will be able to raise funds.

Item 9.01 Financial Statements and Exhibits

Exhibit 99

PBTK letter dated January 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 27, 2009

Emergency Filtration Products, Inc.

By:  /S/ Douglas Heath

Douglas Heath, Director